UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2017

PHARMERICA CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33380	87-0792558

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 Campus Place
Louisville, Kentucky 40299
(Address of principal executive offices) (Zip Code)

(502) 627-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 24, 2017, the Board of Directors of PharMerica Corporation (the “Company”) adopted an amendment to the Company’s amended and restated by-laws (the “By-Laws”) to implement proxy access.  Article 1, Section 1.14 of the By-Laws permits an eligible stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding common stock continuously for at least the previous 3 years, to nominate and include in the Company’s proxy materials one or more independent candidates for election as directors of the Company. Such eligible stockholder(s) or group(s) of stockholders may nominate up to the greater of 2 individuals or 25% (rounded down to the closest whole number below 25%) of the Board, provided that the eligible stockholder(s) and the nominee(s) satisfy the eligibility, notice and other requirements specified in the By-Laws. The amendment to the By-Laws was effective upon adoption, with proxy access first being available to stockholders for the Company’s 2018 Annual Meeting of Stockholders.

In addition, the amendments to the By-Laws include changes to the advance notice and related provisions set forth in Sections 1.05 and 1.10 of Article I to conform to these new proxy access procedures.

The foregoing description of the amendments to the By-Laws is a summary only, does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the By-Laws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Amended and Restated By-Laws of PharMerica Corporation, as amended on March 24, 2017.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMERICA CORPORATION

Date: March 30, 2017	By:	/s/ Thomas Caneris
Thomas Caneris

Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended And Restated By-Laws of PharMerica Corporation, as amended on March 24, 2017.